Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The AES Corporation’s Registration Statement Nos. 333-82306, 333-115028, 333-135128, and 333-156242 on Form S-8 of our report dated June 30, 2008 appearing in this Annual Report on Form 11-K of the Employees’ Thrift Plan of Indianapolis Power & Light Company for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
June 19, 2009